EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Allied Holdings, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-72053, No. 333- 51104, No. 333-62440, No. 333-91942, No 333-107455 and No. 333-124203) on Form S-8 of Allied Holdings, Inc. of our report dated May 23, 2007, with respect to the consolidated balance sheets of Allied Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ (deficit) equity and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2006 Annual Report on Form 10-K of Allied Holdings, Inc.
Our report dated May 23, 2007 contains an explanatory paragraph that states that the Company has incurred losses from operations, has an accumulated deficit, and has filed voluntary petitions seeking to reorganize under Chapter 11 of the Federal bankruptcy laws, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of these uncertainties.
As discussed in Notes 2 and 20 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. Also, as discussed in Notes 2 and 16 to the consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006. As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 108, Considering the Effects of Prior-Year Misstatements when Quantifying Misstatements in Current -Year Financial Statements.
As discussed in Note 2 to the consolidated financial statements, in 2005 the Company adopted the provisions of Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.
/S/ KPMG LLP
Atlanta, Georgia
May 23, 2007